                                                                    EXHIBIT 99.1


CONTACT
Daniel H. Popky
Sr. Vice President & CFO
404/370-4277

                  ALLIED HOLDINGS REPORTS FIRST QUARTER RESULTS


DECATUR, GEORGIA, APRIL 29, 2003 - ALLIED HOLDINGS, INC. (AMEX:AHI) TODAY REPORTED RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2003. The Company reported revenues of $213.6 million in the first quarter of 2003, versus revenues of $213.3 million in the first quarter last year. The Company experienced a net loss of $5.7 million in the first quarter of 2003, versus a net loss of $5.3 million in the first quarter of 2002. Results for the first quarter of 2002 include a $4.1 million after-tax charge related to the impairment of goodwill at the Company's Axis Group subsidiary.

Earnings before interest, taxes, depreciation and amortization, and gains and losses on disposal of assets (Adjusted EBITDA) for the first quarter of 2003 were $10.6 million compared to $16.4 million of Adjusted EBITDA reported during the first quarter last year. Adjusted EBITDA is presented because management believes it provides useful information to investors regarding the Company's ability to generate cash flows that can be used to service debt and provide for capital expenditures. Adjusted EBITDA is also a component of certain financial covenants in Allied's debt agreements. A reconciliation of Adjusted EBITDA to Operating Income and Operating Cash Flows is provided in the financial schedules attached to this press release.

Results for the first quarter of 2003 were adversely impacted primarily by significantly higher diesel fuel prices and wage and benefit inflation related to our United States Teamster contract. Diesel fuel prices in the first quarter of 2003 were 38 percent higher than in the first quarter last year. Higher fuel costs, net of fuel surcharges, reduced pre-tax earnings by approximately $4 million for the first quarter of 2003 compared to the same quarter last year. The Company has fuel surcharges with customers representing approximately 64 percent of revenues, however, the surcharges typically only reset at the beginning of each quarter. Therefore, the sharp rise in diesel fuel prices did not adjust most customer fuel surcharges until the beginning of the second quarter of 2003.

During March 2003, the Company renegotiated a contract that expired October 31, 2002 with the Teamsters Union in Eastern Canada. The employees governed by this contract represent approximately 70 percent of Allied's total bargaining unit employees in Canada. The employees in Eastern Canada agreed to a three-year contract with a wage freeze in the first two years and increases in the third year, provided that wages in each of the first two years will be increased by an amount equivalent to any negotiated percentage increases in the contract to be negotiated with the Teamsters Union in the United States later this year. Health and welfare costs were frozen for the entire three-year agreement and there were pension increases each year of the new contract. The additional pension contributions will increase costs approximately $100,000 or 0.2 percent in year one of the agreement, and approximately $280,000 or 0.6 percent in year two of the agreement. The wage and pension increases in year three of the agreement will increase costs approximately $1.6 million or 3.2 percent of costs.

The Company had previously negotiated agreements with most if its other employees in Canada that avoided wage and benefit increases over the 2002 levels and in some cases, required employee contributions for health and welfare costs. Therefore, the Company did not experience any wage and

Allied Holdings, Inc.
April 29, 2003



benefit inflation in Canada during the first quarter of 2003. However, in the United States, under a previously negotiated contract, the Company's employees represented by the Teamsters Union received wage and benefit increases on June 1, 2002. That increase raised wage and benefit costs in the first quarter of 2003 by approximately $3 million over the first quarter 2002 levels. The Company's contract with the Teamsters in the United States expires May 31, 2003 and the Company and the Teamsters are currently in the process of negotiating a new agreement.

Hugh E. Sawyer, Allied's President and Chief Executive Officer, said, "Revenues and vehicle deliveries were essentially unchanged in the first quarter however, our financial performance was adversely impacted by significant external events during the first quarter including but not limited to significant increases in our fuel costs, difficult weather conditions which adversely affected terminal productivity and changes in our customers' product mix which eroded Allied Automotive Group's load factor and increased operating costs. Fortunately, during the last eighteen months Allied has taken aggressive steps to reduce internal costs and improve efficiency in an attempt to better position the company for an unstable economic environment. Given the overall pace and magnitude of external events including the war with Iraq, visibility is currently limited and, therefore, it is not possible to forecast future business conditions with an appropriate level of precision." Mr. Sawyer continued, "Allied management will continue to take every appropriate step to maintain a stable operating platform during this uncertain and challenging period."

During the first quarter of 2003, the Company borrowed $6.6 million of long-term debt, compared to repaying $9.1 million of long-term debt in the first quarter of 2002 because of lower Adjusted EBITDA in the first quarter of 2003 versus the first quarter last year as well as higher capital spending in 2003 related to the Company's fleet remanufacturing program, lower proceeds from asset sales in 2003 and also because of a $4 million fleet licensing payment made in the first quarter of 2003 due to a change in the statutory state payment date. The fleet licensing payment in 2002 was paid in the second quarter of 2002. Capital expenditures were $5.9 million in the first quarter of 2003 compared to $2.6 million in the first quarter last year. In addition, the Company received $2.2 million of proceeds from the sale of property and equipment in the first quarter of 2002, but did not sell any significant amount of property or equipment in the first quarter this year.

Mr. Sawyer also stated, "Our Axis subsidiary reported its eighth consecutive quarterly increase in operating income with operating income up substantially to $0.7 million in the first quarter this year from $0.1 million last year on an 11 percent increase in revenues. Axis offers an extensive portfolio of capabilities and innovative solutions to OEMs' and the pre-owned vehicle markets."

Mr. Sawyer concluded, "Our Allied Automotive Group subsidiary won the Toyota Truckaway Quality Performance Award for 2002. This award was presented to AAG for their cargo claims prevention and improvement against Toyota's quality standards. In addition to this award, Allied Automotive Group's Long Beach Terminal was named terminal of the year by Toyota for distinction in vehicle delivery quality. Given the scale and strategic importance of our relationship with Toyota we were delighted to be recognized for these achievements."

Allied Holdings, Inc.
April 29, 2003



About Allied Holdings

Allied Holdings, Inc. is the parent company of several subsidiaries engaged in providing distribution and transportation services of new and used vehicles to the automotive industry. The services of Allied's subsidiaries span the finished vehicle distribution continuum, and include car-hauling, intramodal transport, inspection, accessorization, and dealer prep. Allied, through its subsidiaries, is the leading company in North America specializing in the delivery of new and used vehicles.

Statements in this press release that are not strictly historical are "forward looking" statements. Such statements include, without limitations, any statements containing the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "seek," and similar expressions. Investors are cautioned that such statements, including statements regarding improvement of the Company's operating performance, the benefits resulting from the renewal of the contract with the Teamsters in Eastern Canada, the ability of the Company to successfully negotiate its Teamsters Contract in the United States on terms favorable to the Company; the Company's ability to maintain a stable operating platform; the ability of the Company to execute key initiatives, the ability of the Company to increase sales growth in AAG and Axis, and the amount of capital expenditures for 2003, are subject to certain risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks and uncertainties include economic recessions or extended or more severe downturns in new vehicle production or sales, the ability of the Company to seek economic flexibility from the Teamsters Union, the highly competitive nature of the automotive distribution industry, the ability of the Company to comply with the terms of its current debt agreements, the ability of the Company to obtain financing in the future and the Company's highly leveraged financial position. Investors are urged to carefully review and consider the various disclosures made by the Company in this press release and in the Company's reports filed with the Securities and Exchange Commission.

NOTE: The information in this press release will be discussed by management today on a conference call that can be accessed at the following links: www.companyboardroom.com or www.alliedholdings.com beginning at 10:30 a.m. EST.

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
                       2003 FIRST QUARTER EARNINGS RELEASE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                         FOR THE THREE MONTHS ENDED
                                                                 MARCH 31,
                                                     -----------------------------------
                                                         2003                   2002
                                                     ------------           ------------
                                                      (UNAUDITED)            (UNAUDITED)

Revenues                                             $    213,592           $    213,259

Net loss                                             $     (5,664)          $     (5,248)

Loss per share: Basic and diluted                    $      (0.67)          $      (0.64)

Weighted average common shares outstanding:
Basic and diluted                                           8,409                  8,252

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)

                                                                                   MARCH 31,        DECEMBER 31,
                                                                                     2003               2002
                                                                                  -----------       ------------
                                                                                  (UNAUDITED)
                                   ASSETS

CURRENT ASSETS:
               Cash and cash equivalents                                           $   5,748         $  10,253
               Short-term investments                                                 63,174            60,732
               Receivables, net of allowance for doubtful accounts of
                           $5,798 and $5,587 respectively                             55,094            58,512
               Inventories                                                             5,237             5,071
               Deferred tax assets                                                    34,701            39,826
               Prepayments and other current assets                                   30,574            28,685
                                                                                   ---------         ---------
                               Total current assets                                  194,528           203,079
                                                                                   ---------         ---------

PROPERTY AND EQUIPMENT, NET                                                          172,808           176,663
                                                                                   ---------         ---------

GOODWILL, NET                                                                         86,867            85,241
                                                                                   ---------         ---------

OTHER                                                                                 19,325            20,525
                                                                                   ---------         ---------
                               Total assets                                        $ 473,528         $ 485,508
                                                                                   =========         =========

                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
               Current maturities of long-term debt                                $  13,418         $  10,785
               Trade accounts payable                                                 32,382            36,585
               Accrued liabilities                                                    91,968            92,881
                                                                                   ---------         ---------
                               Total current liabilities                             137,768           140,251
                                                                                   ---------         ---------

LONG-TERM DEBT, LESS CURRENT MATURITIES                                              241,671           237,690
                                                                                   ---------         ---------

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS                                            7,370             7,467
                                                                                   ---------         ---------

DEFERRED INCOME TAXES                                                                 19,418            27,746
                                                                                   ---------         ---------

OTHER LONG-TERM LIABILITIES                                                           60,525            62,040
                                                                                   ---------         ---------

STOCKHOLDERS' EQUITY:
               Preferred stock, no par value; 5,000 shares authorized, none
                           outstanding                                                    --                --
               Common stock, no par value; 20,000 shares authorized, 8,444 and 8,421 shares outstanding at March 31, 2003
                           and December 31, 2002, respectively                            --                --
               Additional paid-in capital                                             46,918            46,801
               Treasury stock at cost, 139 shares at March 31, 2003
                           and December 31, 2002                                        (707)             (707)
               Accumulated deficit                                                   (32,084)          (26,420)
               Accumulated other comprehensive loss, net of tax                       (7,351)           (9,360)
                                                                                   ---------         ---------
                               Total stockholders' equity                              6,776            10,314
                                                                                   ---------         ---------
                               Total liabilities and stockholders' equity          $ 473,528         $ 485,508
                                                                                   =========         =========

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                          FOR THE THREE MONTHS ENDED
                                                                                  MARCH 31,
                                                                        ----------------------------
                                                                            2003              2002
                                                                        ----------        ----------
                                                                        (UNAUDITED)       (UNAUDITED)
REVENUES                                                                 $ 213,592         $ 213,259
                                                                         ---------         ---------

OPERATING EXPENSES:
     Salaries, wages and fringe benefits                                   117,575           118,536
     Operating supplies and expenses                                        37,180            30,905
     Purchased transportation                                               24,713            21,580
     Insurance and claims                                                    9,357            10,571
     Operating taxes and licenses                                            7,838             8,463
     Depreciation and amortization                                          12,024            13,663
     Rents                                                                   1,620             1,553
     Communications and utilities                                            1,888             1,992
     Other operating expenses                                                2,849             3,297
     Loss (gain) on disposal of operating assets, net                          264            (1,029)
                                                                         ---------         ---------
               Total operating expenses                                    215,308           209,531
                                                                         ---------         ---------
               Operating (loss) income                                      (1,716)            3,728
                                                                         ---------         ---------

OTHER INCOME (EXPENSE):
     Interest expense                                                       (7,381)           (8,122)
     Interest income                                                           326               272
     Gain on early extinguishment of debt                                       --             2,750
     Foreign exchange gains, net                                             1,018                37
     Other, net                                                                 --              (207)
                                                                         ---------         ---------
                                                                            (6,037)           (5,270)
                                                                         ---------         ---------

LOSS  BEFORE INCOME TAXES AND CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                                  (7,753)           (1,542)

INCOME TAX BENEFIT                                                           2,089               386
                                                                         ---------         ---------

LOSS BEFORE CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING PRINCIPLE                                                   (5,664)           (1,156)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE,
  NET OF TAX                                                                    --            (4,092)
                                                                         ---------         ---------

NET LOSS                                                                 ($  5,664)        ($  5,248)
                                                                         =========         =========

BASIC & DILUTED LOSS PER COMMON SHARE:

LOSS BEFORE CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING PRINCIPLE:
    BASIC AND DILUTED                                                    ($   0.67)        ($   0.14)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF TAX:
    BASIC AND DILUTED                                                           --             (0.50)
                                                                         ---------         ---------

NET LOSS:  BASIC AND DILUTED                                             ($   0.67)        ($   0.64)
                                                                         =========         =========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
    BASIC AND DILUTED                                                        8,409             8,252
                                                                         =========         =========

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                 FOR THE THREE MONTHS ENDED
                                                                                                         MARCH 31,
                                                                                                   2003              2002
                                                                                               -----------       -----------
                                                                                               (UNAUDITED)       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net loss                                                                                ($  5,664)        ($  5,248)
        Adjustments to reconcile net loss to net
        cash (used in) provided by operating activities:
                  Gain on early extinguishment of debt                                                 --            (2,750)
                  Interest expense paid in kind                                                       369                12
                  Amortization of deferred financing costs                                          1,012             1,045
                  Depreciation and amortization                                                    12,024            13,663
                  Gain on disposal of assets and other, net                                           264              (822)
                  Foreign exchange gains, net                                                      (1,018)              (37)
                  Cumulative effect of change in accounting principle                                  --             4,092
                  Deferred income taxes                                                            (4,401)           (1,767)
                  Compensation expense related to stock options and grants                             60                59
                  Amortization of Teamsters Union contract costs                                      600               600
                  Change in operating assets and liabilities:
                       Receivables, net of allowance for doubtful accounts                          2,810             9,473
                       Inventories                                                                   (226)               99
                       Prepayments and other current assets                                        (2,039)            1,405
                       Short-term investments                                                      (2,442)              136
                       Trade accounts payable                                                      (3,810)           (2,467)
                       Accrued liabilities                                                         (2,146)            6,878
                                                                                                ---------         ---------
                  Net change in operating assets and liabilities                                   (7,853)           15,524
                                                                                                ---------         ---------
                                Net cash (used in) provided by operating activities                (4,607)           24,371
                                                                                                ---------         ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
        Purchases of property and equipment                                                        (5,878)           (2,626)
        Proceeds from sale of property and equipment                                                   11             2,185
        Decrease in the cash surrender value of life insurance                                          1               183
                                                                                                ---------         ---------
                                Net cash used in investing activities                              (5,866)             (258)
                                                                                                ---------         ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
        Additions to (repayments of) revolving credit facilities, net                               8,471           (49,458)
        Additions to long-term debt                                                                    --            82,750
        Repayment of long-term debt                                                                (2,226)          (39,671)
        Payment of deferred financing costs                                                          (407)           (8,803)
        Proceeds from issuance of common stock                                                         57                24
        Other, net                                                                                    (12)              125
                                                                                                ---------         ---------
                                Net cash provided by (used in) financing activities                 5,883           (15,033)
                                                                                                ---------         ---------

EFFECT OF EXCHANGE RATE CHANGES ON CASH
        AND CASH EQUIVALENTS                                                                           85                (8)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                               (4,505)            9,072

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                                   10,253            10,543
                                                                                                ---------         ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                      $   5,748         $  19,615
                                                                                                =========         =========

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
                       2003 FIRST QUARTER EARNINGS RELEASE
                                 OPERATING DATA

                                                                      THREE MONTHS ENDED
                                                                           MARCH 31,
                                                            -----------------------------------
                                                                 2003                  2002
                                                            -------------          ------------
                                                             (UNAUDITED)            (UNAUDITED)
ALLIED HOLDINGS, EXCLUDING AAG - CANADA & AXIS:

REVENUES                                                    $ 168,815,000          $171,579,000

OPERATING (LOSS) INCOME                                     $  (3,453,000)         $    565,000

OPERATING RATIO                                                    102.05%                99.67%

VEHICLES DELIVERED                                              1,684,213             1,666,594

LOADS DELIVERED                                                   217,289               205,873

VEHICLES PER LOAD                                                    7.75                  8.10

REVENUE PER VEHICLE                                         $      100.23          $     102.95

PERCENT DAMAGE FREE DELIVERY                                         99.7%                 99.7%

NUMBER OF
          AVERAGE ACTIVE RIGS                                       3,028                 3,092
          AVERAGE EMPLOYEES
                   DRIVERS                                          3,136                 3,168
                   OTHERS                                           1,607                 1,991

ALLIED AUTOMOTIVE GROUP - CANADA:

REVENUES                                                    $  37,387,000          $ 35,031,000

OPERATING INCOME                                            $   1,066,000          $  3,051,000

OPERATING RATIO                                                     97.15%                91.29%

VEHICLES DELIVERED                                                529,063               533,468

LOADS DELIVERED                                                    71,792                70,803

VEHICLES PER LOAD                                                    7.37                  7.53

REVENUE PER VEHICLE                                         $       70.67          $      65.67

PERCENT DAMAGE FREE DELIVERY                                         99.7%                 99.8%

NUMBER OF
          AVERAGE ACTIVE RIGS                                         775                   740
          AVERAGE EMPLOYEES
                   DRIVERS                                          1,099                 1,107
                   OTHERS                                             406                   504

AXIS GROUP:

REVENUES                                                    $   7,390,000          $  6,649,000

OPERATING INCOME                                            $     671,000          $    112,000

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
                       2003 FIRST QUARTER EARNINGS RELEASE
                         NON-GAAP FINANCIAL INFORMATION

                                                                                   THREE MONTHS ENDED
                                                                                        MARCH 31,
                                                                          ---------------------------------
                                                                              2003                 2002
                                                                          ------------         ------------
                                                                           (UNAUDITED)          (UNAUDITED)
RECONCILIATION OF OPERATING INCOME TO ADJUSTED EBITDA:

OPERATING (LOSS) INCOME                                                   $ (1,716,000)        $  3,728,000

LOSS (GAIN) ON DISPOSAL OF OPERATING ASSETS                                    264,000           (1,029,000)

DEPRECIATION AND AMORTIZATION                                               12,024,000           13,663,000

                                                                          ------------         ------------
ADJUSTED EBITDA                                                           $ 10,572,000         $ 16,362,000
                                                                          ============         ============

RECONCILIATION OF OPERATING CASH FLOWS TO ADJUSTED EBITDA:

CASH (USED IN) PROVIDED BY OPERATIONS                                     $ (4,607,000)        $ 24,371,000

ADJUSTMENTS:

          INTEREST EXPENSE                                                   7,381,000            8,122,000

          INTEREST PAID IN KIND                                               (369,000)             (12,000)

          INTEREST INCOME                                                     (326,000)            (272,000)

          AMORTIZATION OF DEFERRED FINANCING COSTS                          (1,012,000)          (1,045,000)

          INCOME TAX BENEFIT                                                (2,089,000)            (386,000)

          DEFERRED INCOME TAXES                                              4,401,000            1,767,000

          AMORTIZATION OF TEAMSTER UNION CONTRACT COSTS                       (600,000)            (600,000)

          COMPENSATION EXPENSE RELATED TO STOCK OPTIONS AND GRANTS             (60,000)             (59,000)

          TOTAL CHANGE IN OPERATING ASSETS AND LIABILITIES                   7,853,000          (15,524,000)

                                                                          ------------         ------------
ADJUSTED EBITDA                                                           $ 10,572,000         $ 16,362,000
                                                                          ============         ============

ADJUSTED EBITDA REPRESENTS EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION AND GAINS AND LOSSES ON OPERATING ASSETS. OPERATING (LOSS) INCOME AND NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES ARE THE CLOSEST FINANCIAL MEASURES IN THE COMPANY'S FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, ("GAAP"), IN TERMS OF COMPARABILITY TO ADJUSTED EBITDA. AS SUCH, RECONCILIATIONS OF ADJUSTED EBITDA TO OPERATING (LOSS) INCOME AND NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES FOR THE QUARTERS ENDED MARCH 31, 2003 AND 2002 ARE PROVIDED ABOVE. BECAUSE ADJUSTED EBITDA IS NOT A MEASUREMENT DETERMINED IN ACCORDANCE WITH GAAP AND IS THUS SUSCEPTIBLE TO VARYING CALCULATIONS, ADJUSTED EBITDA AS PRESENTED ABOVE MAY NOT BE COMPARABLE TO OTHER SIMILARLY TITLED MEASURES OF OTHER COMPANIES.